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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                NOVEMBER 13, 2008

                                MICROISLET, INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                                             88-0408274
(State or other jurisdiction of                    (IRS Employer Identification
       incorporation)                                          No.)

                                    001-32202
                              (Commission File No.)

                        6370 NANCY RIDGE DRIVE, SUITE 112
                           SAN DIEGO, CALIFORNIA 92121
                    (Address of principal executive offices)

                                 (858) 657-0287
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         As previously reported, on November 10, 2008, MicroIslet, Inc. (the "Company") filed a voluntary petition in the United States Bankruptcy Court for the Southern District of California (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") (Case No. 08-11388) (the "Chapter 11 Case").

         In connection with the Chapter 11 Case, the Debtor entered into a post-petition debtor-in-possession financing arrangement with EuroAmerican Investment Corp. ("EuroAmerican"), as lender, pursuant to that certain Unsecured Revolving Promissory Note, dated November 13, 2008, issued by the Company in favor of EuroAmerican (the "DIP Revolving Note"), the terms of which would become effective upon approval of the Bankruptcy Court.

         Pursuant to the DIP Revolving Note, EuroAmerican may, in its discretion, advance up to $1.5 million in principal amount to the Company, which principal amount includes the Initial Advance (as defined below), on the terms and conditions set forth in the DIP Revolving Note. Any such amounts advanced to the Debtors under the DIP Revolving Note will accrue simple interest at a rate of twenty-four percent (24%) per annum. Such amounts advanced to the Company pursuant to the DIP Revolving Note will be used to fund the working capital requirements of the Company during the pendency of the Chapter 11 Case.

         On November 13, 2008, the Bankruptcy Court issued an order authorizing the Company to borrow up to $245,000 from EuroAmerican, on the terms and conditions set forth in the DIP Revolving Note, to provide the Company with ongoing working capital to fund its operations (the "Initial Advance"). The Initial Advance was used by the Company to fund its payroll and other critical operations through November 28, 2008, all in accordance with the Company's budget through November 28, 2008, a copy of which was provided to the Bankruptcy Court.

         On December 8, 2008, the Bankruptcy Court issued an order authorizing the Company to borrow an additional $627,701 from EuroAmerican on the terms and conditions set forth in the DIP Revolving Note (the "DIP Financing Order"), which funds will be used to fund the working capital requirements of the Company through January 5, 2009.

         The funds to be loaned by EuroAmerican to the Company will be used in accordance with the Company's budget through January 5, 2009, a copy of which was provided to the Bankruptcy Court. Following the Initial Advance and the advance of the funds in the amount of $627,701 by EuroAmerican, as approved in the DIP Financing Order, the Company will have $627,299 in available credit remaining under the DIP Revolving Note.

         The foregoing description of the DIP Revolving Note is a general description only and is qualified in its entirety by reference to the DIP Revolving Note, as supplemented by the order of the Bankruptcy Court, a copy of which is attached to this Current Report on Form 8-K as Exhibit as Exhibit 99.1.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The disclosure in Item 1.01 above regarding the DIP Revolving Note is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      EXHIBITS

Exhibit No.          Description
-----------          -----------
99.1                 Order on Debtor In Possession Financing (with the DIP
                     Revolving Note attached as Exhibit A thereto).




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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              MICROISLET, INC.




Date: December 12, 2008                       /s/ Michael J. Andrews
                                              ----------------------------------
                                              Michael J. Andrews
                                              Chief Executive Officer